UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 15, 2019
Date of Report (Date of earliest event reported)

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FSLR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders

First Solar, Inc. (“First Solar”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”) on May 15, 2019. A description of each matter voted upon at the Annual Meeting is described in detail in First Solar’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2019. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: To elect the following ten nominees to First Solar’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his or her successor has been elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Michael J. Ahearn	73,070,198	1,209,215	675,547	20,602,650
Sharon L. Allen	74,142,934	581,298	230,728	20,602,650
Richard D. Chapman	73,980,324	901,514	73,122	20,602,650
George A. Hambro	73,988,175	882,498	84,287	20,602,650
Molly E. Joseph	72,862,052	1,862,666	230,242	20,602,650
Craig Kennedy	73,599,590	1,267,486	87,884	20,602,650
William J. Post	73,323,696	1,552,945	78,319	20,602,650
Paul H. Stebbins	69,761,656	5,115,690	77,614	20,602,650
Michael Sweeney	71,854,730	3,022,955	77,275	20,602,650
Mark R. Widmar	73,904,062	968,689	82,209	20,602,650

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as First Solar’s independent registered public accounting firm for the year ending December 31, 2019:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
92,571,107	2,671,373	315,130	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: May 16, 2019	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President, General Counsel and Secretary